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                                                                    Exhibit 99.2

                              MCI WORLDCOMSM
                            500 CLINTON CENTER DRIVE
                           CLINTON, MISSISSIPPI 39056

                      SPECIAL MEETING OF SHAREHOLDERS

                   TO BE HELD ON FRIDAY, APRIL 28, 2000

                       PROXY/VOTING INSTRUCTION CARD

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby, (i) with respect to all shares of Common Stock and Series B Convertible Preferred Stock of MCI WORLDCOM, Inc. (the "Company") which the undersigned may be entitled to vote, constitutes and appoints Bernard
J. Ebbers and Scott D. Sullivan, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned and (ii) with respect to all shares of Common Stock which the undersigned, as a participant in the MCI Plans (as defined below), may be entitled to direct the voting of, directs Mellon (as defined below), in each case, to vote at the Special Meeting of Shareholders of the Company, to be held on Friday, April 28, 2000, commencing at 10:00 a.m. local time, at 500 Clinton Center Drive, Clinton, Mississippi, and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of the Company dated March 9, 2000, receipt of which is hereby acknowledged.

   THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AND DEEMED AN INSTRUCTION TO MELLON (AS DEFINED BELOW) TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED, OR WITH RESPECT TO SHARES HELD IN THE MCI PLANS (AS DEFINED BELOW) THIS PROXY/VOTING INSTRUCTION CARD WILL BE DEEMED AN INSTRUCTION TO VOTE, FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES OR MELLON, AS THE CASE MAY BE, WITH RESPECT TO PROPOSAL 2.

   Shares of Common Stock held in the MCI Communications Corporation ESOP and 401(k) Plan and Western Union International, Inc. 401(k) Plan for Collectively Bargained Employees (the "MCI Plans"), will be voted by Mellon Bank, N.A. ("Mellon") as trustee of the MCI Plans. Participants in the MCI Plans should indicate their voting instructions for each action to be taken under proxy. All instructions must be received prior to April 20, 2000 in order to be counted. All voting instructions from MCI Plan participants will be kept confidential. MCI Plan shares will not be voted if the MCI Plan participant fails to provide voting instructions for any of the actions to be taken under proxy.

                                          MCI WORLDCOM, Inc.

                                          P.O. Box 11494
                                          New York, NY 10203-0494

            (Continued, and to be signed and dated on reverse side.)

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     [LOGO]                             Two New Ways to Vote
                                   VOTE BY INTERNET OR TELEPHONE
                                   24 Hours a Day - 7 Days a Week
                          Save your Company Money - It's Fast and Convenient
    TELEPHONE      INTERNET                                     MAIL
 1-800-650-3514    http://proxy.shareholder.com/wcom

 .Use any touch-tone         . Go to the website       . Mark, sign and date
 telephone.                    address listed above.     your proxy card.

 .Have your proxy card       . Have your proxy card    . Detach your proxy
 ready.                        ready.                    card.
                                                   OR
 . Enter your Control        . Enter your Control      . Return your proxy
   Number located in the  OR   Number located in the     card in the postage-
   box below                   box below                 paid envelope
                                                         provided.
 . Follow the simple         . Follow the simple
   recorded instructions.      instructions on the
                               website.
                                                  Your telephone or Internet
                                                  vote authorizes the named
                                                  proxies to vote your shares
                                                  in the same manner as if you
                                                  marked, signed and returned
                                                  your proxy card. If you have
                                                  submitted your proxy by the
                                                  Internet or telephone there is
                                                  no need for you to mail back
                                                  your proxy card.

                                                       CONTROL NUMBER
                                                FOR INTERNET/TELEPHONE VOTING

 1-800-650-3514            Detach Proxy Card Here
 CALL TOLL-FREE TO VOTE
                        (down arrow)             (down arrow)
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   1. To approve the Amended and Restated Agreement and Plan of Merger dated as of March 8, 2000, by and between MCI WORLDCOM, Inc. and Sprint Corporation.

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
            FOR                         AGAINST                           ABSTAIN
            [_]                           [_]                               [_]
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   2. In their discretion with respect to such other business as properly may come before the Special Meeting or any adjournments or postponements thereof.

                Change of Address and or Comments Mark Here [_]
   Please sign exactly as name(s) appear on this proxy/voting instruction card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

                                       DATED:         , 2000

                                       ---------------------------------------

                                       Signature of Shareholder or authorized
                                       representative
                                       ---------------------------------------
                                       Signature (if held jointly)

Sign, Date and Return the Proxy/Voting Instruction Card Promptly Using the Enclosed Envelope.

Votes MUST be indicated                     If you agree to
(x) in Black or Blue ink. [X]               access future Proxy
                                            Statements and
                                            Annual Reports
                                            electronically,
                                            please mark this
                                            box. [_]